Exhibit 23.1



                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Parlex Corporation on Form S-8 of our report dated August 2, 1996, appearing in the Annual Report on Form 10-K of Parlex Corporation for the year ended June 30, 1996.


/S/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Boston, Massachusetts

December 23, 1996